Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

:
In re	:	Chapter 11
:
NII Holdings, Inc., et al.,[1]	:	Case No. 14-12611 (SCC)
:
Debtors.	:	(Jointly Administered)
:
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FINDINGS OF FACT, CONCLUSIONS OF LAW

AND ORDER CONFIRMING PURSUANT TO SECTION 1129(a)

AND (b) OF THE BANKRUPTCY CODE THE FIRST AMENDED JOINT

PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS AND DEBTORS

IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

NII Holdings and twelve of its direct and indirect subsidiaries, debtors and debtors in possession in the above-captioned cases (collectively, the "Debtors"), together with the official committee of unsecured creditors (the "Creditors' Committee" and, together with the Debtors, the "Plan Proponents"), each as a "proponent of the plan" under section 1129 of title 11 of the United States Code (the "Bankruptcy Code"), having:

a.	proposed the First Amended Joint Plan of Reorganization (in the form filed on the docket of the Bankruptcy Court on April 20, 2015 [Docket No. 664, Ex. A, Ex. 1] and included in the contents of the Solicitation Packages distributed to the creditors that were entitled to vote thereon, the "April 20 Plan" a true and correct copy of which (without exhibits) is attached hereto as Appendix I), as modified by certain ministerial and immaterial changes reflected in the blacklined changed pages attached hereto as Appendix II (collectively, the "Modifications," and collectively

[1]	The Debtors in the jointly administered bankruptcy cases are comprised of the following thirteen entities (the last four digits of their respective U.S. taxpayer identification numbers follow in parentheses): NII Holdings, Inc. (1412); Nextel International (Services), Ltd. (6566); NII Capital Corp. (6843); NII Aviation, Inc. (6551); NII Funding Corp. (6265); NII Global Holdings, Inc. (1283); NII International Telecom S.C.A. (7498); NII International Holdings S.à r.l. (N/A); NII International Services S.à r.l. (6081); Airfone Holdings, LLC (1746); McCaw International (Brazil), LLC (1850); NII Mercosur, LLC (4079); and NIU Holdings LLC (5902). The location of the Debtors' corporate headquarters and the Debtors' service address is: 1875 Explorer Street, Suite 800, Reston, VA 20190.

with the April 20 Plan, as modified and including the exhibits thereto, the "Plan");2 and

b.	filed the First Amended Disclosure Statement for First Amended Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors on April 20, 2015 [Docket No. 664, Ex. A] (the "Disclosure Statement");

The United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"):

a.	having entered the Order (I) Approving Disclosure Statement, (II) Approving the Form and Manner of Service of Disclosure Statement Notice, (III) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan of Reorganization, and (IV) Scheduling Hearing on Confirmation of Plan of Reorganization [Docket No. 655] (the "Disclosure Statement Order"), which, among other things, (i) approved the Disclosure Statement under section 1125 of the Bankruptcy Code and Rule 3017 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), (ii) established June 3, 2015 as the date for the commencement of the hearing to consider confirmation of the Plan (the "Confirmation Hearing"), (iii) approved the form and manner of notice of the Confirmation Hearing, (iv) established certain procedures for soliciting and tabulating votes with respect to the Plan and (v) established May 18, 2015 at 4:00 p.m. (ET) as the deadline for objections to confirmation of the Plan (the "Confirmation Objection Deadline") and May 20, 2015 at 5:00 p.m. (ET) as the Voting Deadline.

The Plan Proponents (either individually or collectively) having:

a.	timely and properly:

(i)	solicited the Plan and provided Solicitation Packages to Holders of Claims and Interests; and

(ii)	provided due and proper notice of the Confirmation Hearing, the Confirmation Objection Deadline and the Voting Deadline to Holders of Claims against, and Interests in, the Debtors and other parties in interest, in each case, in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules for the Southern District of New York (the "Local Bankruptcy Rules") and the Disclosure Statement Order, as established by the Affidavit of Service of Richard M. Allen, an employee of Prime Clerk LLC

[2]	All capitalized terms used but not defined herein have the meanings given to them in the Plan or the Disclosure Statement, as applicable.

("Prime Clerk"), the Notice and Claims Agent and Voting Agent appointed in these Chapter 11 Cases, filed on April 29, 2015 [Docket No. 676] (the "Confirmation Hearing Notice Affidavit of Service") and the Affidavit of Service of Solicitation Materials of Christina Pullo, an employee of Prime Clerk, filed on May 6, 2015 [Docket No. 695] (the "Solicitation Materials Affidavit of Service" and, together with the Confirmation Hearing Notice Affidavit of Service, the "Affidavits of Service");

b.	caused the publication notice of the Confirmation Hearing one time in the global edition of The Wall Street Journal and one time in the national edition of USA Today on April 30, 2015 as set forth in the Affidavit of Publication of Michael Deboissiere, an employee of Prime Clerk, filed on May 7, 2015 [Docket No. 697] (the "Publication Affidavit");

c.	on May 11, 2015, filed the Plan Supplement [Docket No. 704] (as the same may have been modified, supplemented or otherwise amended from time to time, the "Plan Supplement");

d.	on June 4, 2015, filed a revised Exhibit G to the Plan setting forth the Executory Contracts and Unexpired Leases to be assumed pursuant to the Plan [Docket No. 817] and on June 15, 2015, filed revised Exhibits B, C and E to the Plan setting forth immaterial revisions to the Revised NII Holdings Certificate of Incorporation, Revised NII Holdings Bylaws and Form of Management Incentive Plan, respectively [Docket No. 825];

e.	received certain objections to confirmation of the Plan [Docket Nos. 723, 724, 726, 731, 732, 743, 802 and, though untimely, 818] (collectively, the "Objections"); and

f.	filed:

(i)	the Debtors' (I) Memorandum of Law in Support of Confirmation of First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors and (II) Consolidated Reply to Objections to Confirmation of First Amended Joint Plan of Reorganization [Docket No. 786] (the "Confirmation Brief"), including the summary of the Plan Proponents' compliance with the standards of sections 1129(a) and 1129(b) of the Bankruptcy Code (inclusive of the standards of sections 1122, 1123 and 1124 of the Bankruptcy Code) attached as Exhibit A thereto (and marked as an unnumbered exhibit by the Bankruptcy Court at the Confirmation Hearing) (the "Confirmation Standards Exhibit");

(ii)	the Declaration of Steven M. Shindler in Support of Confirmation of the First Amended Joint Plan of Reorganization Proposed by the

Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 787] (the "Shindler Declaration");

(iii)	the Declaration of Daniel E. Freiman in Support of Confirmation of the First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 788] (the "Freiman Declaration");

(iv)	the Declaration of Homer Parkhill in Support of Confirmation of the First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 789] (the "Parkhill Declaration");

(v)	the Declaration of Jay Jubas in Support of Confirmation of the First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 790] (the "Jubas Declaration");

(vi)	the Declaration of J. Nicholas Melton in Support of Confirmation of the First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 791] (the "Melton Declaration");

(vii)	the Declaration of Byron Smyl in Support of Confirmation of the First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 792] (the "Smyl Declaration" and, together with the Shindler Declaration, the Freiman Declaration, the Parkhill Declaration, the Jubas Declaration and the Melton Declaration, the "Debtors' Declarations");

(viii)	the Declaration of Christina Pullo of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast of the First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 768] (the "Voting Report Declaration");

(ix)	the Statement of the Official Committee of Unsecured Creditors in Support of Confirmation of the First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 785] (the "UCC Statement"); and

(x)	the Declaration of Andrew Scruton in Support of Confirmation of the First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 804] (the "UCC Declaration").

The Bankruptcy Court having:

a.	found that the Confirmation Hearing Notice (as defined herein) provided the opportunity for any party in interest to object to Confirmation and was otherwise adequate and appropriate under the circumstances and that no further notice is required;

b.	familiarity with the Plan and other relevant factors affecting the Chapter 11 Cases;

c.	familiarity with, and having taken judicial notice of, the entire record of the Chapter 11 Cases;

d.	considered:

(i)	the Response of Scott W. Winn, Independent Manager of NII International Holdings S.à r.l., in Support of Confirmation of First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and Official Committee of Unsecured Creditors [Docket No. 781]; and

(ii)	the Declaration of Scott W. Winn, Independent Manager of NII International Holdings S.à r.l., in Support of Confirmation of First Amended Joint Plan of Reorganization Proposed by the Plan Debtors and Debtors in Possession and Official Committee of Unsecured Creditors [Docket No. 779] (the "IM Declaration" and, together with the Debtors' Declarations, the Voting Report Declaration, and the UCC Declaration, the "Declarations").

(iii)	the Response of Aurelius Capital Management, LP to the Objection of the Ad Hoc Group of NII Capital 2021 Noteholders to Confirmation of the First Amended Plan of Reorganization [Docket No. 780];

(iv)	the Statement of Capital Research and Management Company in Response to the Ad Hoc Group of NII Capital 2021 Noteholders' Objection to Confirmation of the First Amended Plan of Reorganization [Docket No. 783]; and

(v)	the Response of the Requisite Consenting Noteholders to Objection of the United States Trustee to Plan Support Agreement and First Amended Joint Plan of Reorganization [Docket No. 782];

e.	conducted the Confirmation Hearing on June 3, 2015, June 4, 2015, June 8, 2015, June 9, 2015, June 11, 2015, June 15, 2015, June 16, 2015, June 17, 2015 and June 18, 2015;

f.	considered the entire record of the Confirmation Hearing, including, but not limited to:

(i)	the trial testimony of Messrs. Shindler, Winn, Parkhill, Freiman and Scruton, each as witnesses called at the Confirmation Hearing by the Plan Proponents;

(ii)	the Declarations, each of which was admitted into evidence at the Confirmation Hearing;

(iii)	the 245 exhibits admitted into evidence at the Confirmation Hearing;

(iv)	the arguments of counsel presented at the Confirmation Hearing;

(v)	the Objections;

(vi)	the resolution and/or settlement of four of the seven Objections; and

(vii)	the pleadings Filed by the Debtors, the Creditors' Committee, the Independent Manager and the Consenting Noteholders in support of the Plan;

g.	overruled any and all Objections to the Plan and to Confirmation not consensually resolved or withdrawn, including, but not limited to, the Revised Objection of the Ad Hoc Group of NII Capital 2021 Noteholders to Confirmation of the First Amended Plan of Reorganization [Docket No. 802] (the "Capco 2021 Objection"), unless otherwise indicated herein;

h.	found the legal and factual bases set forth in the pleadings, documents, testimony and evidence Filed or adduced in support of Confirmation and presented at the Confirmation Hearing establish just cause for the relief granted herein; and

after due deliberation and good and sufficient cause appearing therefor, and for the reasons set forth on the record at the Confirmation Hearing, which record shall be supplemented by a memorandum decision to be issued as soon as is practicable and incorporated herein by reference upon its filing on the docket in these chapter 11 cases;

IT IS HEREBY FOUND, DETERMINED AND CONCLUDED THAT:

A.           Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein constitute the Bankruptcy Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy

Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.           Venue and Jurisdiction. Venue in the Bankruptcy Court was proper as of each applicable Petition Date pursuant to 28 U.S.C. §§ 1408 and 1409 and was and continues to be proper during these Chapter 11 Cases. The Bankruptcy Court has jurisdiction over this matter and these Chapter 11 Cases pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed and to enter a final order with respect thereto.

C.           Eligibility for Relief. The Debtors qualify as "debtors" under section 109 of the Bankruptcy Code, and the Debtors and the Creditors' Committee are proper proponents of the Plan.

D.           Commencement and Administration of the Chapter 11 Cases. The Debtors commenced their Chapter 11 Cases, as applicable, on September 15, 2014, October 8, 2014 and January 25, 2015, respectively, and have authority to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases pursuant to section 1104 of the Bankruptcy Code. In accordance with certain orders of this Court, the Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

E.           Appointment of Statutory Committee. On September 29, 2014 and November 5, 2014, the United States Trustee for the Southern District of New York (the "U.S.

Trustee"), pursuant to sections 1102(a) and (b) of the Bankruptcy Code, appointed certain unsecured creditors to the Creditors' Committee to represent the interests of all unsecured creditors in these Chapter 11 Cases. The Creditors' Committee consists of the following seven members: (i) Wilmington Trust, National Association, Indenture Trustee under the Luxco 7.875% Note Indenture and the Luxco 11.375% Note Indenture; (ii) Capital Research and Management Company; (iii) Aurelius Investment, LLC; (iv) Wilmington Savings Fund Society, FSB, Indenture Trustee under the Capco 10% Note Indenture and the Capco 7.625% Note Indenture; (v) American Tower do Brasil - Cessao de Infraestruturas Ltda.; (vi) Motorola Mobility LLC; and (vii) U.S. Bank, National Association, Indenture Trustee under the Capco 8.875% Note Indenture.

F.           Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court or its duly appointed agent, including, but not limited to, all pleadings and other documents Filed, all orders entered, and all evidence and arguments made, proffered, adduced, and/or presented at the various hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.

G.           Solicitation and Notice. As evidenced by the Affidavits of Service, the Solicitation Packages were transmitted and served in accordance with the terms of the Disclosure Statement Order. Under the circumstances of the Chapter 11 Cases, such service of the Solicitation Packages, together with the other notices delivered pursuant to the terms of the Disclosure Statement Order and the publication of notice of the Confirmation Hearing as set forth in the Publication Affidavit were (i) conducted in good faith, (ii) provided adequate and sufficient notice of the Confirmation Hearing and the other requirements, deadlines and matters related to Confirmation of the Plan, (iii) timely and properly served or published in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the Disclosure Statement Order and (iv) provided due process and an opportunity to appear and to be heard to all parties in interest. Because the foregoing transmittals, notices, and service were adequate and sufficient, no other or further notice is necessary or shall be required.

H.           Voting. As evidenced by the Voting Report Declaration, votes on the Plan were solicited and tabulated fairly, in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the Disclosure Statement Order. As set forth in the Voting Report Declaration, the following Classes of Claims voted to accept the Plan: Classes 3A and 3D (Sale-Leaseback Guaranty Claims); Classes 4A and 4D (Luxco Note Claims); Classes 5A, 5B and 5C (Capco Note Claims); Class 6E (Transferred Guarantor Claims); Class 7A (CDB Documents Claims); and Classes 8A, 8B, 8C, 8D and 8E (General Unsecured Claims).

I.            Burden of Proof. The Plan Proponents have the burden of proving all elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, and the Plan Proponents, including each Debtor, have met that evidentiary burden to satisfy this applicable standard. Each witness who testified on behalf of the Plan Proponents at or in connection with the Confirmation Hearing was credible, reliable and qualified to testify as to the topics addressed in his testimony.

J.            Plan Supplement. The Filing and notice of the Plan Supplement was proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the Disclosure Statement Order, and no other or further notice of the materials in the Plan Supplement is or shall be required.

K.           Plan Modifications. Any Modifications to the Plan since the commencement of solicitation and as described in the Confirmation Brief constitute immaterial modifications and/or do not adversely affect or change the treatment of any Claims or Interests. Pursuant to section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019, the Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections of the Plan under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims against the Debtors be afforded an opportunity to change previously cast acceptances or rejections of the Plan. The Filing of the Modifications and the disclosure of the Modifications on the record at the Confirmation Hearing, constitute due and sufficient notice thereof under the circumstances of the Chapter 11 Cases. Accordingly, the Plan (which consists of the April 20 Plan as modified by the Modifications) is properly before the Bankruptcy Court, and all votes cast with respect to the April 20 Plan prior to the Modifications shall be binding and shall apply with respect to the Plan.

L.            Bankruptcy Rule 3016. The Plan is dated and identifies the Debtors and the Creditors' Committee as the Plan Proponents, thereby satisfying Bankruptcy Rule 3016(a). The Disclosure Statement and the April 20 Plan were filed together under Docket No. 664 in the Chapter 11 Cases, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

M.          Good Faith Solicitation and Section 1125(e) of the Bankruptcy Code. The Plan Proponents solicited votes with respect to the Plan in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the

Disclosure Statement Order, including, without limitation, the inclusion in the Solicitation Packages of the letter from the Creditors' Committee [Docket No. 645, Annex 1] (the "Committee Letter") recommending acceptance of the Plan. Based on the record before the Bankruptcy Court in these Chapter 11 Cases, including, but not limited to, the evidence and testimony proffered, adduced or presented at the Confirmation Hearing, the Plan Proponents and their representatives (as applicable) have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules in connection with all of their respective activities relating to the Plan, including the execution, delivery and performance of the Plan Support Agreement, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section IX.D of the Plan.

COMPLIANCE WITH THE REQUIREMENTS

OF SECTION 1129 OF THE BANKRUPTCY CODE

N.           The evidentiary record of the Confirmation Hearing and the Confirmation Standards Exhibit support the findings of fact and conclusions of law set forth in the following paragraphs.

O.           Section 1129(a)(1) of the Bankruptcy Code. The Plan complies with each applicable provision of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:

1.	Section 1122 of the Bankruptcy Code. In accordance with section 1122(a) of the Bankruptcy Code, Section II.B of the Plan classifies each Claim against and Interest in each of the Debtors into a Class containing only substantially similar Claims asserted against or Interests in each such Debtor (see Confirmation Standards Exhibit at 1–3);

2.	Section 1123(a)(1) of the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, Section II.B of the Plan

properly classifies all Claims and Interests that require classification (see id. at 4);

3.	Section 1123(a)(2) of the Bankruptcy Code. In accordance with section 1123(a)(2) of the Bankruptcy Code, Section II.B of the Plan properly identifies and describes each Class of Claims and Interests that is not Impaired under the Plan (see id.);

4.	Section 1123(a)(3) of the Bankruptcy Code. In accordance with section 1123(a)(3) of the Bankruptcy Code, Section II.B of the Plan properly identifies and describes the treatment of each Class of Claims or Interests that is Impaired under the Plan (see id.);

5.	Section 1123(a)(4) of the Bankruptcy Code. In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest of a particular Class pertaining to each Debtor unless the Holder of such a Claim or Interest has agreed to less favorable treatment (see id.);

6.	Section 1123(a)(5) of the Bankruptcy Code. In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan and the documents in the Plan Supplement provide adequate and proper means for the implementation of the Plan (see id. 4–5).

7.	Section 1123(a)(6) of the Bankruptcy Code. In accordance with section 1123(a)(6) of the Bankruptcy Code, Reorganized NII's charter, bylaws or comparable constituent documents contain provisions prohibiting the issuance of non-voting equity securities and providing for the appropriate distribution of voting power among all classes of equity securities authorized for issuance (see id. at 5);

8.	Section 1123(a)(7) of the Bankruptcy Code. In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan and Reorganized NII's charters, bylaws or comparable constituent documents regarding the manner of selection of officers and directors of the Reorganized Debtors, including, without limitation, the provisions of Section III.F.2 of the Plan, are consistent with the interests of creditors and equity security holders and with public policy (see id. at 5–6);

9.	Section 1123(b)(1) of the Bankruptcy Code. In accordance with section 1123(b)(1) of the Bankruptcy Code, Section II.B of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests (see id. at 6);

10.	Section 1123(b)(2) of the Bankruptcy Code. In accordance with section 1123(b)(2) of the Bankruptcy Code, Section IV and other provisions of the Plan provide for the assumption, assumption and assignment or rejection of the Executory Contracts or Unexpired Leases of the Debtors that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and orders of the Bankruptcy Court (see id. at 6);

11.	Section 1123(b)(3) of the Bankruptcy Code. In accordance with section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, Section III.H of the Plan provides for the good faith compromise and settlement among the Debtors, the Creditors' Committee and the Consenting Noteholders of numerous disputes arising from or related to (a) the Avoidance Claims, (b) the Recharacterization Claims, (c) the Transferred Guarantor Claims and (d) other Claims, issues and disputes related to the Plan and the Chapter 11 Cases. Section III.H of the Plan further provides that, except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, the Reorganized Debtors will retain and may enforce any claims, demands, rights, defenses and causes of action that any Debtor or Estate may hold against any entity, including any Recovery Actions, to the extent not expressly released under the Plan or by any Final Order of the Bankruptcy Court (see id. at 6);

12.	Section 1123(b)(5) of the Bankruptcy Code. In accordance with section 1123(b)(5) of the Bankruptcy Code, Section II.B of the Plan modifies or leaves unaffected, as the case may be, the rights of Holders of Claims in each Class (see id. at 6–7);

13.	Section 1123(b)(6) of the Bankruptcy Code. In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including, without limitation, provisions (a) for distributions on account of Allowed Claims, (b) establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved, (c) regarding the discharge, release and injunction against the pursuit of Claims and termination of Interests, and (d) regarding the retention of the Bankruptcy Court's jurisdiction (see id. at 7); and

14.	Section 1123(d) of the Bankruptcy Code. In accordance with section 1123(d) of the Bankruptcy Code, Section IV.B of the Plan provides for cure of defaults associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All Claims relating to cure amounts will be determined in accordance with the underlying agreements and applicable law.

P.           Section 1129(a)(2) of the Bankruptcy Code. The Plan Proponents have complied with all applicable provisions of the Bankruptcy Code except as otherwise provided or permitted by order of the Bankruptcy Court, with respect to the Plan and the solicitation of acceptances or rejections thereof. In particular, the Plan complies with the requirements of sections 1125 and 1126 of the Bankruptcy Code as follows:

1.	In compliance with the Disclosure Statement Order, the Plan Proponents, through the Debtors' Notice and Claims Agent and Voting Agent, Prime Clerk, caused copies of the following materials to be transmitted to all Holders of Claims in Classes that were entitled to vote to accept or reject the Plan (i.e., Allowed Claims in Classes 3A, 3D, 4A, 4D, 5A, 5B, 5C, 6E, 7A, 8A, 8B, 8C, 8D and 8E):

•	a cover letter describing the contents of the solicitation package;

•	the Revised Notice of (A) Deadline for Casting Votes to Accept or Reject Plan of Reorganization, (B) Hearing to Consider Confirmation of Plan of Reorganization and (C) Related Matters (a copy of which was filed on April 20, 2015 [Docket No. 666] (the "Confirmation Hearing Notice"));

•	the Disclosure Statement (together with the exhibits thereto, including the April 20 Plan);

•	the Committee Letter;

•	the Disclosure Statement Order (excluding certain of the exhibits thereto); and

•	an appropriate form of Ballot and a pre-paid, pre-addressed return envelope (collectively with the materials described in the preceding bullets, the "Solicitation Package").

See Affidavits of Service.

2.	In compliance with the Disclosure Statement Order, the Plan Proponents, through Prime Clerk, caused copies of the Solicitation Package (excluding the Ballots and the pre-paid, pre-addressed return envelope) to be transmitted to parties listed on the Master Service List or the 2002 List (each as defined in the Order Approving the Motion of the Debtors and Debtors in Possession Pursuant to Sections 102(1), 105(a) and 105(d) of the Bankruptcy Code, Bankruptcy Rules 1015(c), 2002(m), 9006, 9007 and 9036 and Local Bankruptcy Rule 2002-2 for Entry of an Order Establishing Certain Notice, Case Management and Administrative Procedures, entered on November 12, 2014 [Docket No. 215]). See Solicitation Materials Affidavit of Service at ¶ 4(g).

3.	In compliance with the Solicitation Statement Order, the Plan Proponents, through Prime Clerk, transmitted (a) the Confirmation Hearing Notice and (b) a Notice of Non-Voting Status (as such term is defined in the Disclosure Statement Order) to all Holders of Claims and Interests in the Non-Voting Classes (as such term is defined in the Disclosure Statement Order) that were not entitled to vote on the Plan (other than Classes 11A, 11B, 11C, 11D, 11E, 13B, 13C, 13D and 13E), as well as Holders of unclassified Administrative Claims and Priority Tax Claims. See Solicitation Materials Affidavit of Service at ¶¶ 4(e)–(f) and Confirmation Hearing Notice Affidavit of Service.

4.	In compliance with the Disclosure Statement Order, the Plan Proponents, through Prime Clerk, transmitted the Confirmation Hearing Notice to: (a) non-Debtor parties to Executory Contracts or Unexpired Leases; and (b) all other notice parties on the Debtors' Master Mailing List. See Confirmation Hearing Notice Affidavit of Service.

5.	In compliance with the Disclosure Statement Order, on April 30, 2015, the Plan Proponents, through Prime Clerk, caused a copy of the Confirmation Hearing Notice to be published in the global edition of The Wall Street Journal and the national edition of USA Today. See Affidavit of Publication.

6.	On May 11, 2015, the Plan Proponents Filed (and made available on the website maintained by Prime Clerk at https://cases.primeclerk.com/nii/) Exhibit G to the Plan, which is a list of Executory Contracts and Unexpired Leases to be Assumed. See Notice Regarding (A) Executory Contracts and Unexpired Leases to be Assumed Pursuant to the First Amended Joint Plan of Reorganization and Section 365 of the Bankruptcy Code, (B) Amounts Required to Cure Defaults Under Such Contracts and Leases and (C) Related Procedures [Docket No. 705] (the "Assumption Notice") and caused such Assumption Notice to be served upon the counterparties to the Executory Contracts and Unexpired Leases listed thereon. See Affidavit of Service of Tim Braun, filed on May 14, 2015 [Docket No. 716].

7.	On May 11, 2015, the Plan Proponents Filed (and made available on the website maintained by Prime Clerk at https://cases.primeclerk.com/nii) the following Confirmation Exhibits: (a) Exhibit B-1 (Certificate of Incorporation of Reorganized NII (revised)); (b) Exhibit B-2 (Blackline of Certificate of Incorporation of Reorganized NII compared to form filed as Exhibit B to the April 20 Plan); (c) Exhibit C-1 (Bylaws of Reorganized NII (revised)); (d) Exhibit C-2 (Blackline of Bylaws of Reorganized NII compared to form filed as Exhibit C to the April 20 Plan); (e) Exhibit D (New Directors of Reorganized NII); (f) Exhibit E (Form of Management Incentive Plan); (f) Exhibit F (Amendments to Operating Company Credit Agreements); (g) Exhibit G (Executory Contracts and Unexpired Leases to

be Assumed); (h) Exhibit H (New NII-ATC Guaranty); and (i) Exhibit I (Retained Causes of Action). See Notice of Filing of Plan Supplement Relating to the First Amended Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors [Docket No. 704].

8.	On June 4, 2015, the Debtors Filed (and made available on the website maintained by Prime Clerk at https://cases.primeclerk.com/nii) a revised Exhibit G to the Plan setting forth those Executory Contracts and Unexpired Leases to be assumed pursuant to the Plan. See Notice of Filing of Amended Assumption List Constituting Exhibit G to the First Amended Joint Plan of Reorganization [Docket No. 817].

9.	The Confirmation Hearing Notice and the service and publication thereof provided due and proper notice of the Confirmation Hearing and all relevant dates, deadlines, procedures and other information relating to the Plan and/or the solicitation of votes thereon, including, without limitation, the Voting Deadline, the Confirmation Objection Deadline, the time, date and place of the Confirmation Hearing and the release provisions in the Plan. See Disclosure Statement Order at ¶ 5 & Ex. C.

10.	All persons entitled to receive notice of the Disclosure Statement, the Plan and the Confirmation Hearing have received proper, timely and adequate notice in accordance with the Disclosure Statement Order, applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, and have had an opportunity to appear and be heard with respect thereto. See Confirmation Standards Exhibit at 7–8.

11.	Claims and Interests in Classes 1A, 1B, 1C, 1D, 1E, 2A, 2B, 2C, 2D, 2E, 9A, 9B, 9C, 11A, 11B, 11C, 11D, 11E, 13B, 13C, 13D and 13E under the Plan are unimpaired, and such Classes are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. See id. at 4; Plan, Section II.B.2. and II.C.

12.	The Plan was voted on by the Classes of Impaired Claims that were entitled to vote pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the Disclosure Statement Order (i.e., Classes 3A, 3D, 4A, 4D, 5A, 5B, 5C, 6E, 7A, 8A, 8B, 8C, 8D and 8E)). See id.

13.	Prime Clerk has made a final determination of the validity of, and tabulation with respect to, all acceptances and rejections of the Plan by Holders of Claims entitled to vote on the Plan, including the amount and number of accepting and rejecting Claims in Classes 3A, 3D, 4A, 4D, 5A, 5B, 5C, 6E, 7A, 8A, 8B, 8C, 8D and 8E under the Plan pertaining to each of the applicable Debtors. See Voting Report Declaration at ¶¶ 7–11 & Exs. A–C.

14.	Each of Classes 3A, 3D, 4A, 4D, 5A, 5B, 5C, 6E, 7A, 8A, 8B, 8C, 8D and 8E pertaining to each applicable Debtor has accepted the Plan by at least two-thirds in amount and a majority in number of the Claims in such Classes actually voting or is deemed to have accepted the Plan in light of the absence of Ballots delivered by all Holders of Claims in such Class. See id. at Ex. A.

15.	The Voting Report Declaration sets forth the tabulation of votes, as required by the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order. See id. at ¶¶ 4–11 & Exs. A–C.

Q.           Section 1129(a)(3) of the Bankruptcy Code. The Plan has been proposed in good faith and not by any means forbidden by law. The Chapter 11 Cases were filed with a belief that the Debtors were in need of reorganization and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization, and for no ulterior purpose. The Plan fairly achieves a result consistent with the objectives and purposes of the Bankruptcy Code. In so finding, the Bankruptcy Court has considered the totality of the circumstances in these Chapter 11 Cases. The Plan is the result of extensive good faith, arm's-length negotiations between the Debtors and certain of their principal constituencies (including the Creditors' Committee and the Consenting Noteholders) and reflects substantial input from the principal constituencies having an interest in the Chapter 11 Cases. As evidenced by the overwhelming acceptance of the Plan, the Plan achieves the goal of consensual reorganization embodied by the Bankruptcy Code. The Plan Proponents and each of their respective officers, directors, employees, advisors and professionals (i) acted in good faith in negotiating, formulating, and proposing where applicable, the Plan and the agreements, compromises, settlements, transactions and transfers contemplated thereby and (ii) will be acting in good faith in proceeding to (a) consummate the Plan and the agreements, compromises, settlements, transactions, transfers and documentation contemplated by the Plan, including but not limited to the Plan Supplement documents and (b) take any actions authorized and directed or contemplated by this

Confirmation Order. Further, as described in greater detail below, the Plan's indemnification, exculpation, release and injunction provisions have been negotiated in good faith, are consensual and voluntary and are consistent with sections 105, 1123(b)(6), 1129 and 1142 of the Bankruptcy Code and applicable law in this Circuit. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied. See Confirmation Standards Exhibit at 8.

R.           Section 1129(a)(4) of the Bankruptcy Code. No payment for services or costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been or will be made by a Debtor other than payments that have been authorized by order of the Bankruptcy Court. Pursuant to Sections II.A.1.e and IX.B of the Plan, and except as otherwise provided under the Plan or herein, all such payments to be made to Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date will be subject to review and approval by this Court. See Confirmation Standards Exhibit at 8–9.

S.           Section 1129(a)(5) of the Bankruptcy Code. The Plan Proponents have disclosed, to the extent known and determined, (1) the identities of the officers and directors of Reorganized NII and (2) the identity of any insiders that will be employed or retained by Reorganized NII pursuant to Exhibit D to the Plan, which was Filed as part of the Plan Supplement. The compensation of Reorganized NII's directors will be consistent with Reorganized NII's constituent documents. The Plan Proponents also have disclosed, to the extent known and determined, (1) the affiliations of Reorganized NII's proposed respective directors and officers and (2) the compensation of any insiders to be employed or retained by Reorganized NII (to the extent not previously disclosed) at or prior to the Confirmation Hearing, including, without limitation, as a result of disclosures of compensation of certain of the Debtors' officers and directors in the Debtors' prior filings with the SEC (including NII Holdings' most recent Form 10-K, filed March 10, 2015). The proposed directors and officers for Reorganized NII are qualified, and the appointments to, or continuance in, such offices by the proposed directors and officers is consistent with the interests of Holders of Claims and Interests and with public policy. See Confirmation Standards Exhibit at 9. Accordingly, the Plan Proponents have complied with section 1129(a)(5) of the Bankruptcy Code. The New Board shall identify and select the directors for the boards of directors of the direct and indirect subsidiaries of Reorganized NII.

T.           Section 1129(a)(6) of the Bankruptcy Code. Section 1129(a)(6) of the Bankruptcy Code is not applicable. The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency. See Confirmation Standards Exhibit at 10.

U.           Section 1129(a)(7) of the Bankruptcy Code. The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The Disclosure Statement and the Liquidation Analysis attached thereto as Exhibit 2, the Smyl Declaration and the other evidence proffered or adduced at the Confirmation Hearing (1) are persuasive and credible and utilized reasonable and appropriate methodologies and assumptions, (2) have not been controverted by other evidence and (3) establish that each Holder of an Impaired Claim or Interest in each Impaired Class of Claims or Interests that (a) has accepted the Plan or (b) has not accepted the Plan will, on account of such Claim or Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. Accordingly, the Debtors have demonstrated that the Plan is in the best interests of their creditors.

V.           Section 1129(a)(8) of the Bankruptcy Code. Classes 1A, 1B, 1C, 1D and 1E (Priority Claims), 2A, 2B, 2C, 2D and 2E (Secured Claims), 9A, 9B and 9C (Convenience Claims), 11A, 11B, 11C, 11D and 11E (Non-Debtor Affiliate Claims) and 13B, 13C, 13D and 13E (Subsidiary Debtor Equity Interests), in each case, as they pertain to each applicable Debtor, are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 3A and 3D (Sale-Leaseback Guaranty Claims), 4A and 4D (Luxco Note Claims), 5A, 5B and 5C (Capco Note Claims), 6E (Transferred Guarantor Claims), 7A (CDB Documents Claims) and 8A, 8B, 8C, 8D and 8E (General Unsecured Claims), in each case, as they pertain to each applicable Debtor, are Impaired by the Plan and have voted to accept the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code, as established by the Voting Report Declaration. Classes 10A, 10B, 10C, 10D and 10E (Section 510 Claims) as they pertain to each applicable Debtor and 12A (NII Interests) will not receive or retain any property on account of their Claims or Interests and such Holders are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Nevertheless, as more fully explained below, the Plan is confirmable because it does not discriminate unfairly and is fair and equitable with respect to such non-accepting Classes of Claims and Interests and thus satisfies section 1129(b)(1) of the Bankruptcy Code. See Confirmation Standards Exhibit at 11, 14–16.

W.          Section 1129(a)(9) of the Bankruptcy Code. The Plan provides treatment for Administrative Claims, Priority Tax Claims and Priority Claims that are consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code. See Confirmation Standards Exhibit at 11–13.

X.           Section 1129(a)(10) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code has been satisfied because Impaired Classes 3A, 3D, 4A, 4D, 5A through 5C, 6E, 7A and 8A through 8D voted to accept the Plan after excluding the votes of any insiders. See Voting Report Declaration at Ex. A; Confirmation Standards Exhibit at 13. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied because at least one Class of Claims Impaired under the Plan with respect to each applicable Debtor has accepted the Plan, determined without including any acceptance of the Plan by any insider. Further, section 1129(a)(10) is inapplicable with respect to Debtors NII International Services S.à r.l. and NII International Holdings S.à r.l. because there are no Impaired Classes against such Debtors.

Y.           Section 1129(a)(11) of the Bankruptcy Code. The Disclosure Statement, the Financial Projections and Valuation Analysis attached thereto as Exhibit 3 and Exhibit 4, respectively, and the evidence proffered or adduced at the Confirmation Hearing, including the Jubas Declaration (i) are persuasive and credible, made in good faith and have utilized reasonable and appropriate methodologies and assumptions, (ii) have not been controverted by other evidence and (iii) establish that (a) each Reorganized Debtor will be solvent as of the Effective Date after giving effect to the Restructuring Transactions, (b) there is reasonable assurance of the Plan's prospects for success and Confirmation of the Plan is not likely to be followed by the liquidation (other than the potential dissolution of inactive Debtor entities that no longer serve an ongoing business purpose) or the need for the further financial reorganization of the Debtors and (c) the Plan is feasible, within the meaning of section 1129(a)(11) of the Bankruptcy Code.

Z.           Section 1129(a)(12) of the Bankruptcy Code. The Plan provides that Administrative Claims for fees payable pursuant to section 1930 of title 28 of the United States

Code will be paid by the Debtors in Cash equal to the amount of such Administrative Claims on or before the Effective Date. After the Effective Date, all fees payable pursuant to section 1930 of title 28 of the United States Code will be paid by the applicable Reorganized Debtor until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code. See Confirmation Standards Exhibit at 14.

AA.        Section 1129(a)(13) of the Bankruptcy Code. The Debtors have no obligations to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code). Accordingly, the requirements of section 1129(a)(13) of the Bankruptcy Code are not applicable in these Chapter 11 Cases. See id.

BB.         Section 1129(a)(14), (15) and (16) of the Bankruptcy Code. Sections 1129(a)(14), (15) and (16) of the Bankruptcy Code do not apply to the Chapter 11 Cases as the Debtors owe no domestic support obligations, are not individuals and are not nonprofit corporations. See id.

CC.         Section 1129(b) of the Bankruptcy Code. Although Classes 10A, 10B, 10C, 10D, 10E and 12A are deemed to have rejected the Plan for purposes of section 1129(a)(8) of the Bankruptcy Code, the Plan is confirmable pursuant to section 1129(b) of the Bankruptcy Code notwithstanding such rejection because, based upon the record before the Bankruptcy Court and the treatment provided to such Claims and Interests, the Plan does not discriminate unfairly against, and is fair and equitable with respect to, such Classes of Claims and Interests in such Classes, and the Plan satisfies all the requirements for confirmation set forth in section 1129(a) of the Bankruptcy Code, except section 1129(a)(8) of the Bankruptcy Code. The evidence in support of confirmation of the Plan proffered or adduced by the Plan Proponents at, or prior to, or in declarations filed in connection with, the Confirmation Hearing regarding the Plan Proponent's classification and treatment of Claims and Interests and the requirements for confirmation of the Plan under section 1129(b) of the Bankruptcy Code: (1) is reasonable, persuasive, credible, and accurate; (2) utilizes reasonable and appropriate methodologies and assumptions; and (3) has not been controverted by other credible evidence. See Confirmation Standards Exhibit at 14–16.

DD.        Section 1129(c) of the Bankruptcy Code. The Plan is the only plan that has been Filed in the Chapter 11 Cases that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code are not applicable in these Chapter 11 Cases. See Confirmation Standards Exhibit at 16.

EE.         Section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. See id.

FF.         Section 1129(e) of the Bankruptcy Code. None of the Chapter 11 Cases are small business cases within the meaning of the Bankruptcy Code. Accordingly, section 1129(e) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.

GG.         Satisfaction of Confirmation Requirements. Based upon the foregoing, and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Plan Proponents satisfy all of the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

FINDINGS REGARDING IMPLEMENTATION OF THE PLAN

HH.        Implementing Documents. All documents and agreements necessary to implement the Plan, including, but not limited to, those contained in the Plan Supplement, and all other relevant and necessary documents (including, but not limited to, the Plan Support Agreement) are essential elements of the Plan and have been negotiated in good faith and at arm's-length, and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal, state or local law. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors or Reorganized Debtors, as applicable, are authorized, without any further notice to, or action, order or approval of, the Bankruptcy Court, to finalize, execute and deliver all agreements, documents, instruments and certificates relating to the Plan and to perform their obligations under such agreements, documents, instruments and certificates.

II.           Treatment of Executory Contracts and Unexpired Leases. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, Section IV of the Plan provides for the assumption, assumption and assignment or rejection of certain Executory Contracts and Unexpired Leases. The Debtors' determinations regarding the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their estates, Holders of Claims and other parties in interest in the Chapter 11 Cases. Exhibit G to the Plan (Filed as part of the Plan Supplement and set forth on the Assumption Notice, as further amended, modified or supplemented from time to time) identifies Executory Contracts or Unexpired Leases designated for assumption, and the Debtors have provided notice to the affected counterparties of the Debtors' determinations regarding the assumption of Executory Contracts or Unexpired Leases.

JJ.           Issuance of Reorganized NII Common Stock. The authorization and issuance of the Reorganized NII Common Stock pursuant to Section III.A of the Plan is an essential element of the Plan and is in the best interests of the Debtors, their Estates and their creditors. Pursuant to section 1145 of the Bankruptcy Code, authorization and issuance under the Plan of the Reorganized NII Common Stock are exempt from the requirements of the Securities Act and all rules and regulations promulgated thereunder, and applicable state securities laws.

KK.        Integrated Compromise and Settlement. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), and as discussed in greater detail in the Disclosure Statement, the Plan incorporates an integrated compromise and settlement of numerous Claims, issues and disputes designed to achieve a beneficial and efficient resolution of these Chapter 11 Cases for all parties in interest. Accordingly, in consideration for the distributions and other benefits provided under the Plan, including the release and exculpation provisions, the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, but not limited to, the settlement of issues and disputes (the "Settlement") related to (1) the Avoidance Claims, (2) the Recharacterization Claims and (3) the Transferred Guarantor Claims ((1)-(3) together, the "Potential Litigation Claims") and (4) the disputes over (a) total enterprise value, (b) the allocation of Cash distribution to creditors and (c) entitlements to postpetition interest, among other things (together with the Potential Litigation Claims, the "Settled Claims and Disputes"). Each component of the

Settlement, including the settlement of each of the Settled Claims and Disputes, is an integral, integrated and inextricably linked part of the Settlement that is not severable from the entirety of the Settlement and the Plan without unraveling the entire Plan.

LL.         Standard for Evaluating the Settlement. In reaching its decision on the reasonableness and fairness of the Settlement and each of the Settled Claims and Disputes, the Bankruptcy Court considered, among other things, the following factors: (1) the balance between the litigation's possibility of success and the settlement's future benefits; (2) the likelihood of complex and protracted litigation, with its attendant expense, inconvenience, and delay; (3) the paramount interests of creditors, including the relative benefits to each affected Class and the degree to which creditors either do not object to, or affirmatively support, the proposed Settlement; (4) whether other parties in interest support the settlement; (5) the nature and breadth of releases to be obtained by officers and directors; (6) the competency and experience of counsel supporting, and the experience and knowledge of the bankruptcy court judge reviewing, the settlement; and (7) the extent to which the settlement is the product of arm's-length bargaining. The Bankruptcy Court finds that these factors each weigh in favor of approving the compromises and the Settlement embodied in the Plan.

MM.      Findings Related to the Settlement. Based upon the representations and arguments of counsel to the Debtors, the Creditors' Committee, the Independent Manager and the Consenting Noteholders and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of these Chapter 11 Cases, the findings and conclusions of which are hereby incorporated by reference as if fully set forth herein, this Order constitutes the Bankruptcy Court's approval of the Settlement incorporated in the Plan, because, among other things:

•	the Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the Settled Claims and Disputes, on the one hand, and the benefits of fully and finally resolving the Settled Claims and Disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand;

•	the settlement of each of the Settled Claims and Disputes is an integrated part of the Settlement, and any Objection to any single aspect of the Settlement without explanation as to why the Settlement as a whole is unreasonable fails;

•	even assuming it were appropriate to separately evaluate the propriety of each of the Settled Claims and Disputes, the settlement of each such Settled Claim and Dispute is reasonable;

•	absent the Settlement, there is a likelihood of complex and protracted litigation involving, among other things, the Settled Claims and Disputes, with the attendant expense, inconvenience and delay that has a real possibility to derail the Debtors' reorganization efforts and lead to a liquidation of the Debtors' businesses;

•	it is in the paramount interests of creditors to avoid the very real possibility of the liquidation of the Debtors' business as well as the risk, expense and delay associated with litigating all or a portion of the Settled Claims and Disputes;

•	the Settlement is supported by (1) the Debtors, (2) the Independent Manager, (3) the Creditors' Committee and (4) each of the Consenting Noteholders, who together hold approximately 70.1% of the outstanding amount of the Capco Notes and approximately 71.7% of the outstanding amount of the Luxco Notes;

•	every impaired class of Claims entitled to vote on the Plan voted overwhelmingly to approve the Plan and the Settlement incorporated therein: Classes 3A and 3D voted to approve the Plan by 100% in amount and 100% in number; Classes 4A and 4D voted to approve the Plan by 94.28% in amount and 84.05% in number; Classes 5A, 5B and 5C voted to approve the Plan by 89.29% in amount and 97.20% in number; Class 7A voted to approve the Plan by 100% in amount and 100% in number; and Classes 8A, 8B, 8C, 8D and 8E voted to approve the Plan by 100% in amount and 100% in number;

•	holders of every issuance of Notes voted overwhelmingly to approve the Plan and the Settlement incorporated therein; Holders of the Luxco Notes voted to approve the Plan and the Settlement by over 94% in amount and over 84% in number; Holders of the Capco 8.875% Notes voted in favor of the Plan and the Settlement by over 99% in amount and over 99% in number; Holders of the Capco 10% Notes voted in favor of the Plan and the Settlement by over 99% in amount and over 98% in number; and Holders of the Capco 2021 Notes voted in favor of the Plan and the Settlement by over 78% in amount and over 95% in number;

•	the nature and breadth of the releases to be obtained by the Debtors' officers and directors are reasonable, consistent with applicable law and precedent in this jurisdiction and appropriate under the circumstances;

•	each of the parties supporting the Settlement, including the Debtors, the Independent Manager, the Creditors' Committee and each of the Consenting Noteholders, are represented by counsel that is recognized as being knowledgeable, competent and experienced;

•	the Settlement is the product of arm's-length bargaining and good faith negotiations between sophisticated parties;

•	The Settlement and each of the Settled Claims and Disputes, gives due consideration to the strengths and weaknesses of potential arguments for and against those claims and disputes, including the Avoidance Claims, the Recharacterization Claims and the Transferred Guarantor Claims;

•	litigation of the Settled Claims and Disputes would require discovery and investigation of such claims and disputes which would be extraordinarily complex and costly for all parties involved and would significantly delay distributions to creditors; and

•	the Settlement is fair, equitable and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors and other parties in interest, will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business and is essential to the successful implementation of the Plan.

NN.        Jurisdiction With Respect to Release, Exculpation and Injunction Provisions. The Bankruptcy Court has jurisdiction under sections 157 and 1334(a) and (b) of title 28 of the United States Code to approve the releases, exculpations and injunctions set forth in Section IX of the Plan. Section 105(a) of the Bankruptcy Code permits issuance of the injunctions and approval of the releases and exculpations set forth in Section IX of the Plan.

OO.       Releases, Exculpation and Injunction. Based on the record before the Bankruptcy Court, including, but not limited to, the evidence proffered, adduced, and/or presented at the Confirmation Hearing, which is reasonable, persuasive, and credible, and has not been controverted by other evidence, the release, exculpation, and injunction provisions set forth in the Plan (1) confer substantial benefit to the Estates, (2) are fair, equitable, and reasonable, (3) are in the best interests of the Debtors, their Estates, and parties in interest, (4) are an integral element of the settlements and transactions incorporated into the Plan; (5) are supported by valuable consideration, (6) are important to the overall objectives of the Plan to finally resolve all Claims and Equity Interests among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors' reorganization, (7) do not relieve any party of liability arising out of an act or omission constituting willful misconduct (including, but not limited to, fraud) or gross negligence and (8) with respect to the third-party releases contemplated by Section IX.E.2 of the Plan, shall only be binding on Holders voting in favor of the Plan. Accordingly, the Bankruptcy Court finds that (1) the release of potential Claims belonging to the Debtors or their Estates pursuant to the Plan are part of a fair and a valid exercise of the Debtors' business judgment, (2) the third-party releases contemplated by Section IX.E.2 of the Plan are fair, reasonable and appropriate under the circumstances of the Chapter 11 Cases and (3) the release, exculpation and injunction provisions set forth in the Plan were proposed in good faith, are essential to the Plan, are appropriately tailored, are intended to promote finality and prevent parties from attempting to circumvent the Plan's terms and are consistent with the Bankruptcy Code and applicable law and, therefore, valid and binding. The third-party releases are consensual as they are supported by all parties to the Settlement and are not opposed by any clearly affected creditors. The third-party releases were extensively disclosed in the Disclosure Statement and the Ballots and therefore consented to by all parties who voted in favor of the Plan.

PP.          Management Incentive Plan. The Management Incentive Plan included in the Plan (Filed as part of the Plan Supplement) has been negotiated at arms'-length and in good faith between the Debtors, the Creditors' Committee and the Consenting Noteholders. The terms of the Management Incentive Plan are reasonable, consistent with the market for incentive compensation of similar companies, appropriate and calculated to incentivize performance by management after the Effective Date. The New Board shall adopt the Management Incentive Plan on or after the Effective Date and determine the terms applicable to the vesting, apportionment, grant and any applicable exercise price for any awards under the Management Incentive Plan. Once adopted, the Management Incentive Plan will be subject to the oversight of the New Board in accordance with the terms of the agreements relating to the Management Incentive Plan.

QQ.        Retention of Jurisdiction. Subject to Article X of the Plan, the Bankruptcy Court may properly retain jurisdiction over any matter arising under the Bankruptcy Code, or arising in, or related to, the Chapter 11 Cases or the Plan, after Confirmation thereof and after the Effective Date, and any other matter or proceeding that is within the Bankruptcy Court's jurisdiction pursuant to 28 U.S.C. § 1334 or 28 U.S.C. § 157.

RR.         Satisfaction of Conditions to Confirmation. Each of the conditions precedent to Confirmation set forth in Section VII.A of the Plan has been satisfied or waived in accordance with the provisions of the Plan, including the condition set forth in Section VII.A.3, which was waived in accordance with Section VII.C of the Plan.

SS.          Objections. All parties have had a full and fair opportunity to litigate all issues raised in the Objections, or which might have been raised, and the Objections have been fully considered by the Bankruptcy Court.

TT.         Waiver of Stay. Given the facts and circumstances of these Chapter 11 Cases, it is appropriate that the 14-day stay imposed by Bankruptcy Rules 3020(e) and 7062(a) be waived.

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, AS FOLLOWS:

A.           Confirmation of Plan

1.            The Plan and each of its provisions, the Plan Supplement and any related document (whether or not specifically approved or referred to herein) are CONFIRMED in their entirety in each and every respect, pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Order, the terms of this Order shall control solely to the extent of the conflict. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference, and are an integral part of this Order. The terms of the Plan, the Plan Documents, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date.

2.            As set forth in the record at the Confirmation Hearing, the Tata Objection [Docket No. 723], the objection of Nextel Communications, Inc. [Docket No. 724], the SmartTrust Objection [Docket No. 726], the Oracle Objection [Docket No. 731] and the objection of the United States Trustee [Docket No. 743] have been consensually resolved and are hereby deemed withdrawn. Any objections or responses to Confirmation of the Plan and any reservation of rights contained therein, including the Capco 2021 Objection [Docket Nos. 733, 760 and 802], the Lead Plaintiff Limited Objection [Docket No. 732], the letter of David Waxman [Docket No. 818] and the letter from Harry Sacal [Docket No. 823], that (a) have not been withdrawn, waived or settled prior to the entry of this Order or (b) are not cured by the relief granted herein are hereby OVERRULED in their entirety and on their merits, and all withdrawn objections or responses are hereby deemed withdrawn with prejudice.

3.            The Effective Date of the Plan shall occur on the date determined by the Plan Proponents when the conditions set forth in Section VII.B of the Plan have been satisfied or, if applicable, have been waived in accordance with Section VII.C of the Plan.

B.           Effects of Confirmation

4.            Subject to the provisions of Section VII.B of the Plan and Bankruptcy Rule 3020(e), in accordance with section 1141(a) of the Bankruptcy Code and notwithstanding any otherwise applicable law, upon the occurrence of the Effective Date, the terms of the Plan and this Order shall be binding upon, and inure to the benefit of: (a) the Debtors; (b) the Reorganized Debtors; (c) any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the Holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan); (d) any other person giving, acquiring or receiving property under the Plan; (e) any and all non-Debtor parties to Executory Contracts or Unexpired Leases with any of the Debtors; and (f) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing. All settlements (including, without limitation, the Settlement), compromises, releases, waivers, discharges, exculpations and injunctions set forth in the Plan shall be, and hereby are, effective and binding on all individuals, firms, corporations, partnerships, limited liability companies, joint ventures, associations, trusts, unincorporated organizations or other entities (each individually, a "Person") who may have had standing to assert any settled, released, discharged, exculpated or enjoined causes of action, and no other Person or entity shall possess such standing to assert such causes of action after the Effective Date.

C.           Plan Settlements

5.            The Settlement. The Settlement, as incorporated into the Plan, and each component of the Settlement, including the settlement of the Avoidance Claims, the Recharacterization Claims, the Transferred Guarantor Claims and each of the other Settled Claims and Disputes, are hereby approved pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 as fair and reasonable and in the best interests of each of the Debtors, their estates and creditors. Further, the compromises and settlements described in the Plan are deemed an integrated compromise and settlement and, accordingly, are non-severable from each other and from all other terms of the Plan. Each provision of the Settlement is non-severable from each other and the remaining terms of the Plan. The compromises and settlements embodied in the Settlement are fair, equitable, and within the range of reasonableness. The Debtors and the Reorganized Debtors, as applicable, are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers, including each of the Plan Documents, and to take any and all actions reasonably necessary or appropriate to consummate the Settlement and each of the settlements embodied therein.

6.            Comprehensive Settlement of Claims and Controversies. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IX.E, constitute a good-faith compromise and settlement of all Claims, disputes, or controversies relating to the rights that a Holder of a Claim may have with respect to any Allowed Claim (other than Claims Reinstated under the Plan) or any distribution to be made pursuant to the Plan on account of any such Allowed Claim (other than Claims Reinstated under the Plan), including, but not limited to, each of the Settled Claims and Disputes.

7.            Distributions on account of the Allowed Claims resulting from the settlement and compromise of the Settled Claims and Disputes are hereby authorized and shall be effected through the distributions to Holders of Allowed Claims pursuant to the Plan. Such distributions shall be in full satisfaction of any and all potential Claims that could have been asserted as part of the Settled Claims and Disputes, regardless of whether any of the Settled Claims and Disputes are identified in the Plan or could have been asserted.

D.           Plan Implementation

8.            In accordance with section 1142 of the Bankruptcy Code and section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state, country or subdivision thereof (collectively, the "Reorganization Effectuation Statutes"), without further action by the Bankruptcy Court or the stockholders, members, managers, partners or directors of any Debtor or Reorganized Debtor, the Debtors, the Reorganized Debtors, as well as the Chairman of the Board, Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Assistant Treasurer or Secretary (collectively, the "Responsible Officers") of the appropriate Debtor or Reorganized Debtor, are authorized to: (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Order or the transactions contemplated thereby or hereby, including, without limitation, those transactions identified in Section III of the Plan; and (b) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements and documents necessary to implement, effectuate and consummate the Plan, including without limitation, those contracts, instruments, releases, agreements and documents identified in Section III of the Plan.

9.            To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the stockholders, managers,

members, partners or directors of any of the Debtors or Reorganized Debtors, this Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors, members, managers, partners or stockholders of the appropriate Plan Debtor or Reorganized Debtor.

10.          Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Order.

11.          All transactions effected by the Debtors during the pendency of the Chapter 11 Cases from the Petition Date through the Confirmation Date are approved and ratified.

12.          The consummation of the Plan, the implementation of the Restructuring Transactions or the assumption of any Executory Contract or Unexpired Lease shall not constitute a change in ownership or change in control under any employee benefit plan or program, financial instrument, loan or financing agreement, Executory Contract or Unexpired Lease or contract, lease or agreement in existence on the Effective Date to which a Debtor is a party.

E.           Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors

13.          Except as otherwise provided in the Plan (including with respect to the Restructuring Transactions described in Section III.C.1 of the Plan): (a) as of the Effective Date, Reorganized NII will exist as a separate corporate entity, with all corporate powers in accordance with the laws of the state of Delaware and the certificates of incorporation and bylaws, appended to the Plan as Exhibit B and Exhibit C (each as immaterially modified and as reflected at Docket

No. 825), respectively; (b) subject to the Restructuring Transactions, each of the Debtors will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, conversion, dissolution or otherwise) under applicable law; and (c) on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest, subject to the Restructuring Transactions, in the applicable Reorganized Debtors, free and clear of all Claims, liens, charges, other encumbrances, Interests and other interests.

14.          On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for appropriate Professionals' fees, disbursements, expenses or related support services (including fees and expenses relating to the preparation of Professionals' fee applications) without application to, or the approval of, the Bankruptcy Court.

F.           Plan Distributions

15.          On and after the Effective Date, distributions on account of Allowed Claims and the resolution and treatment of disputed Claims shall be effectuated pursuant to Sections II and V of the Plan. Notwithstanding anything to the contrary in the Plan, the record date for distributions shall be May 20, 2015; provided, however, that there shall be no record date for distributions to Holders of Allowed Luxco Note Claims, Allowed Capco Note Claims and Allowed Transferred Guarantor Claims.

G.           Approval of Releases and Exculpations of Released Parties

16.          The releases and exculpations as set forth in, among others, Section IX.D and IX.E of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date without further order or action on the part of the Bankruptcy Court, any of the parties to such releases or any other party, provided, however, that the exculpations set forth in the Plan shall have no effect on the liability of (a) any Released Party that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct and (b) applicable attorneys to their respective clients comprising a Released Party pursuant to N.Y. Comp. Codes R. & Regs. tit. 22, § 1200.0, rule 1.8(h)(1) (2015), provided, further, that any party seeking to assert such a claim against any such attorney must first seek relief, on proper notice, from the Bankruptcy Court.

H.           Injunctions

17.          As set forth in Section IX.C of the Plan, as of the Effective Date, except with respect to the obligations of the Reorganized Debtors under the Plan or the Confirmation Order, all Entities that have held, currently hold or may hold any Claims or Interests, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities that are waived, discharged or released under the Plan shall be permanently enjoined from taking any of the following enforcement actions against any of the Debtors, the Reorganized Debtors, the Released Parties or any of their respective assets or property on account of any such waived, discharged or released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, levying, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting any right of setoff, subrogation or recoupment of any kind against any debt, liability or obligation due to any Debtor, Reorganized Debtor or Released Party; and (e) commencing or continuing any action, in any manner, in any place to assert any Claim waived, discharged or released under the Plan or that does not otherwise comply with or is inconsistent with the provisions of the Plan.

I.           Approval of Discharge of Claims and Termination of Interests

18.          The Plan discharge provision as set forth in Section IX.B of the Plan and the termination of interest provisions of Section III.J of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date without further order or action on the part of the Bankruptcy Court or any other party.

19.          Except as specifically set forth in the Plan (including with respect to the Securities Litigation), as of the Effective Date, pursuant to sections 524 and 1141 of the Bankruptcy Code, the Reorganized Debtors shall be discharged of all Claims and other debts and Liabilities, in accordance with Section IX.B of the Plan, and no creditor shall have recourse against any Reorganized Debtor or any of their assets or property on account of such Claims and other debts and Liabilities.

J.           Release of Liens

20.          The release and discharge of all mortgages, deeds of trust, liens or other security interests against the property of any Estate as set forth in Section III.K of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date without further order or action on the part of the Bankruptcy Court. As of the Effective Date, the Reorganized Debtors shall be authorized to execute and file on behalf of creditors Form UCC-3 Termination Statements or such other forms as may be necessary or appropriate to implement this Order and Section III.K of the Plan.

21.          All entities holding Claims against or Interests in the Debtors that are treated under the Plan are hereby directed to execute, deliver, file or record any document, and to take any action necessary to implement, consummate and otherwise effect the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan. Upon the entry of this Order, all entities holding Claims against or Interests in the Debtors that are treated under the Plan, and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation and consummation of the Plan.

K.          Preservation of Rights of Action

22.          Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with Section III.H.1 of the Plan and section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors shall have vested in them as of the Effective Date, and the Reorganized Debtors shall retain and may enforce, any claims, demands, rights, defenses and causes of action that the Debtor or the Estate may hold against any Entity, except the Settled Claims and Disputes. Each Reorganized Debtor or its successor may pursue such retained claims, demands, rights, defenses or causes of action, as appropriate, and may settle such claims after the Effective Date without notice to parties in interest or approval of the Bankruptcy Court. Notwithstanding the foregoing, as of the Effective Date, the Debtors shall waive and release all Recovery Actions.

L.           Survival of Corporate Indemnities

23.          As set forth in Section IV.H of the Plan, any and all directors and officers liability and fiduciary insurance or tail policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed or assumed and assigned by the applicable Debtor or Reorganized Debtor, pursuant to section 365 of the Bankruptcy Code and Section IV.A of the Plan. Each insurance carrier under such policies shall continue to honor and administer the policies with respect to the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors prior to the Effective Date.

24.          As further set forth in Section IV.H of the Plan, the applicable Reorganized Debtor shall only be obligated to indemnify any person who is serving or has served as one of the Debtors' directors, officers or employees at any time from and after the Petition Date for any losses, claims, costs, damages or Liabilities resulting from such person's service in such a capacity at any time from and after the Petition Date or as a director, officer or employee of a Non-Debtor Affiliate at any time from and after the Petition Date, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, shall be deemed and treated as Executory Contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive and be unaffected by entry of this Order.

25.          The obligations of each Debtor or Reorganized Debtor to indemnify any person who was serving as one of its directors, officers or employees prior to the Petition Date by reason of such person's prior service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, shall terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise as of the Effective Date; provided, however, that to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as Executory Contracts that are rejected by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of Section IV.C of the Plan.

M.         Cancellation of Securities

26.          Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date, and concurrently with the applicable distributions made pursuant to Section II of the Plan, all notes, instruments, certificates and other documents evidencing Claims or Interests (including the NII Interests, the Prepetition Indentures and the Prepetition Notes) shall be deemed canceled and of no further force and effect, without any further action by the Debtors, the Reorganized Debtors, any other Person or the Bankruptcy Court. The holders of and parties to such canceled securities and other documentation shall have no rights arising from or relating to such securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan, provided, however, that the applicable provisions of the Prepetition Indentures and the Prepetition Notes shall remain in effect after the Effective Date only (a) for so long as is necessary to permit distributions to be made pursuant to the Plan and the applicable Indenture Trustee to perform necessary functions with respect thereto and (b) to allow each Indenture Trustee and any predecessor trustee under any of the Prepetition Indentures to exercise its charging lien for the payment of its fees and expenses and for indemnification as provided in the applicable Prepetition Indentures (each, a "Charging Lien"). The Reorganized Debtors shall not have any obligations to the Indenture Trustee for any fees, costs or expenses except as expressly provided in the Plan.

27.          For the avoidance of doubt, the Charging Liens of the Indenture Trustees under the applicable Prepetition Indentures may be asserted on the distributions to Holders of Allowed Claims in Classes 4A, 4D, 5A, 5B, 5C and 6E as applicable in accordance with the treatment of Holders of such Allowed Claims set forth in Article II.C of the Plan, and, to the extent asserted, shall remain in place until the reasonable and documented fees and expenses of the Indenture Trustees are satisfied as provided herein.

N.           New Common Stock

28.          On the Effective Date, Reorganized NII shall authorize and issue or reserve for issuance all of the Reorganized NII Common Stock required to be issued or reserved under or in connection with the Plan. The shares of Reorganized NII Common Stock authorized or issued in connection with the Plan, including restricted stock, options, stock appreciation rights or other equity awards, if any, in connection with the Management Incentive Plan, shall be authorized without the need for further corporate action or without any further action by any Person, and once issued, shall be duly authorized, validly issued, fully paid and non-assessable.

O.         Approval of Management Incentive Plan

29.          Entry of this Order constitutes the approval of the Management Incentive Plan, substantially in the form as Filed with the Bankruptcy Court on May 11, 2015 as part of the Plan Supplement [Docket No. 704, Ex. E]. The Debtors and Reorganized Debtors, as applicable, are authorized to (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Management Incentive Plan and (b) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, agreements and documents necessary to implement, effectuate and consummate the Management Incentive Plan; provided that the New Board shall determine the terms applicable to the vesting, apportionment, grant and any applicable exercise price for any awards under the Management Incentive Plan.

P.           Exemption From Securities Laws

30.          Pursuant to section 1145(a)(1) of the Bankruptcy Code, the authorization, offering, issuance and distribution of Reorganized NII Common Stock pursuant to the Plan are, and shall be, exempt from the registration requirements of the Securities Act and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in, a security. In addition, under Section 1145 of the Bankruptcy Code, such Reorganized NII Common Stock shall be freely tradeable in the United States, subject to the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an "underwriter" in Section 2(a)(11) of the Securities Act, and compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any further transfer of such securities and instruments. Further, the Management Incentive Plan and the issuance of the Reorganized NII Common Stock shall be exempt from the requirements of Section 16(b) of the Securities Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) and shall be deemed to have satisfied the stockholder approval requirements of Internal Revenue Code section 162(m).

Q.           Exemption From Taxation

31.          Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan, including the (a) Reorganized NII Common Stock issued pursuant to the Plan, (b) the creation of any mortgage, deed of trust or other security interest, (c) the making or assignment of any lease or sublease or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

32.          All filing and recording officers are hereby directed to accept for filing or recording all instruments of transfer to be filed and recorded in accordance with the Plan or the Confirmation Exhibits without payment of any such Taxes. Notice of entry of this Order in the form approved by the Bankruptcy Court (a) shall have the effect of an order of the Bankruptcy Court, (b) shall constitute sufficient notice of the entry of this Order to such filing and recording officers and (c) shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. This Court retains jurisdiction to enforce the foregoing direction by contempt proceedings or otherwise.

33.          Any transfers of owned or leased real property undertaken pursuant to the Plan or the Restructuring Transactions are specifically for the purpose of reorganizing and restructuring the Debtors under the Bankruptcy Code and shall not trigger (a) any increase in applicable real property taxes or (b) a reappraisal of any real property so transferred.

R.           Executory Contracts and Unexpired Leases

34.          The Executory Contract and Unexpired Lease provisions of Section IV of the Plan are specifically approved in all respects, are incorporated herein in their entirety and are so ordered. The Debtors and Reorganized Debtors are authorized to assume or reject Executory Contracts and Unexpired Leases in accordance with Section IV of the Plan.

35.          Pursuant to Section IV of the Plan, as of the Effective Date, the assumption of the Executory Contracts and Unexpired Leases listed on Exhibit G to the Plan (Filed as part of the Plan Supplement and the Assumption Notice, as amended, modified or supplemented from time to time) is hereby authorized. Further, on the Effective Date, each of the Debtors' Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court shall be deemed automatically rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (a) identified on Exhibit G (as amended, modified or supplemented from time to time), (b) which is the subject of a separate motion or notice to assume or reject Filed by the Debtors and pending as of the date of the entry of this Order, (c) that previously expired or terminated pursuant to its own terms or (d) that was previously assumed by any of the Debtors. This Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests.

36.          Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement Exhibit G to the Plan in their discretion (subject to the consent of the Creditors' Committee and each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed) prior to the Effective Date on no less than three (3) days' notice to the counterparty thereto.

37.          Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by order of the Bankruptcy Court, and not assigned to a third party on or prior to the

Effective Date, shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including, without limitation, any "change of control" provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

38.          Cure Claims. Except as otherwise provided in paragraph 40 below with respect to unpaid post-petition obligations under any Executory Contract or Unexpired Lease, any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amounts set forth on Exhibit G to the Plan and the Assumption Notice in Cash on the Effective Date (such amount with respect to each Executory Contract or Unexpired Lease, the "Cure Amount"). In the event of a dispute regarding (a) the amount of any payments to cure such a default, (b) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption; provided that if the Bankruptcy Court imposes requirements upon the Debtors or the Reorganized Debtors as a condition to assuming an

Executory Contract or Unexpired Lease, or if the Bankruptcy Court determines that the Cure Amount for a particular Executory Contract or Unexpired Lease is in excess of the amount proposed by the Debtors, the Debtors may choose to reject such Executory Contract or Unexpired Lease by filing an appropriate amendment to Exhibit G to the Plan and Schedule 1 to the Assumption Notice within seven (7) days of the entry of a Final Order with respect to such matter.

39.          Any counterparty to an Executory Contract or Unexpired Lease that failed to object timely to the proposed assumption or Cure Amount are deemed to have consented to such assumption and related Cure Amount and are forever barred, estopped and enjoined from contesting the assumption of the applicable agreement or lease, disputing the Cure Amount set forth on Exhibit G to the Plan and Schedule 1 to the Assumption Notice or asserting any Claim against the applicable Debtor or Reorganized Debtor under section 365(b)(1) of the Bankruptcy Code. Notwithstanding anything to the contrary contained in this Order or the Plan, Motorola Mobility LLC ("Motorola") and the Debtors shall work together to reconcile the amounts presently outstanding among and between them (and/or certain of the Debtors' non-debtor affiliates), and Motorola shall not be required at this time to file an objection to the scheduled cure amounts reflected on Exhibit G to the Plan and the Assumption Notice. Motorola shall reserve the right to assert any additional amounts and obligations it determines are owing under the assumed Executory Contracts listed on Exhibit G, and the Debtors shall reserve all objections and defenses to any amounts and obligations claimed by Motorola. In the event the Debtors and Motorola are unable to reach agreement on a reconciliation of the amounts owing to Motorola by the Debtors or any of their non-debtor affiliates, this Court shall reserve jurisdiction to resolve that dispute.

40.          Release Upon Assumption of Executory Contract or Unexpired Lease. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption, other than those post-petition obligations referenced and preserved below. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed are disallowed and expunged without further notice to or action, order or approval of the Bankruptcy Court. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors will continue to honor all postpetition and post-Effective Date obligations, whether monetary or nonmonetary, under any assumed Executory Contracts or Unexpired Leases in accordance with their terms, and even if such obligations accrued prior to the Effective Date, neither the payment of any Cure Amount nor entry of the Confirmation Order shall be deemed to release the Debtors or the Reorganized Debtors from such obligations.

41.          Bar Date for Rejection Claims. Unless otherwise provided by order of the Bankruptcy Court, any Proofs of Claim asserting Claims arising from the rejection of the Debtors' Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise, including (a) secured claims, unsecured priority claims and unsecured nonpriority claims that arose or are deemed to have arisen prior to each Debtors' Petition Date and (b) administrative claims under section 503(b) of the Bankruptcy Code (collectively, "Rejection Damages Claims") must be Filed with the Notice and Claims Agent by thirty (30) days after the entry of this Order (the "Rejection Bar Date").

42.          Any Proofs of Claim arising from the rejection of any of the Debtors' Executory Contracts and Unexpired Leases that are not timely filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Reorganized Debtor without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of any of the Debtors' Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims against the particular Debtors against which such Claim is Allowed (only if and to the extent Allowed) and shall be treated in accordance with Section II.C.8 of the Plan.

43.          The Plan Proponents' rights to object to, settle, compromise or otherwise resolve any Claim Filed on account of a rejected Executory Contract or Unexpired Lease are reserved.

44.          Postpetition Contracts and Leases. Pursuant to section IV.D of the Plan, Executory Contracts and Unexpired Leases entered into after the Petition Date (including, but not limited to, any such contracts or leases that may have been listed on Exhibit G to the Plan) shall survive and remain unaffected by the entry of the Confirmation Order. For the avoidance of doubt, this includes contracts and leases entered into after the Petition Date by any Debtor, including the Mexico Sale Documents, and any Executory Contracts and Unexpired Leases assumed by any such Debtor shall be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including the Mexico Sale Documents and any assumed Executory Contracts and Unexpired Leases) shall survive and remain unaffected by entry of this Order.

S.           Claims Bar Dates

45.          General Administrative Claim Bar Date Provisions. Except as otherwise provided in the Plan and in accordance with Section II.A.1.h of the Plan, requests for payment of Administrative Claims (other than DIP Claims, Fee Claims, Claims described in paragraph 47 of the Mexico Sale Order and Administrative Claims based on Liabilities incurred by any Debtor in the ordinary course of its business as described in Section II.A.1.c of the Plan) must be Filed and served on the Reorganized Debtors no later than 30 days after the entry of this Order. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the Administrative Claims Bar Date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party no later than (a) 60 days after the Effective Date or (b) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Administrative Claims.

46.          Professional Compensation. Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Fee Order, this Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than sixty (60) days after the Effective Date; provided, however, that any party who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals

Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order).

47.          Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party no later than ninety (90) days after the Effective Date. To the extent necessary, this Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.

T.           Statutory Fees Payable Pursuant to 28 U.S.C. § 1930

48.          Pursuant to Section II.A.1.b of the Plan, on or before the Effective Date, or as reasonably practical thereafter, Administrative Claims for fees payable pursuant to 28 U.S.C. § 1930 shall be paid in Cash equal to the amount of such Administrative Claims by the applicable Reorganized Debtor in accordance therewith until the earlier of the (a) conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code or (b) closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.

U.           Binding Effect of Prior Orders

49.         Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Bankruptcy Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns.

V.	Governing Law

50.          Except to the extent that (a) the Bankruptcy Code or other federal law is applicable or (b) an exhibit or schedule to the Plan or Disclosure Statement or any agreement entered into with respect to any of the Restructuring Transactions provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit, schedule or agreement), the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws that would that would require application of the laws of another jurisdiction.

W.	Miscellaneous Provisions

51.          The Plan Proponents are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Section XI.A of the Plan, without further order of the Bankruptcy Court; provided any such alterations, amendments or modifications are in form and substance reasonably acceptable to each of the Plan Proponents and each of the Requisite Consenting Noteholders, with the exceptions set forth in Section XI.A of the Plan.

52.          Upon the Effective Date, the current and former members of the Creditors' Committee and their respective officers, employees, counsel, advisors and agents, shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases; provided, however, that following the Effective Date the Creditors' Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (b) any appeals to which the Creditors' Committee is a party; (c) any adversary proceedings or contested matters as of the Effective Date to which the Creditors' Committee is a party; and (d) responding to creditor inquiries for sixty (60) days following the Effective Date. Following the completion of the Creditors' Committee's remaining duties set forth above, the Creditors' Committee shall be dissolved, and the retention or employment of the Creditors' Committee's respective attorneys, accountants and other agents shall terminate.

53.          Until the entry of a final decree in the Debtors' Chapter 11 Cases or until such Chapter 11 Cases are converted or dismissed, the Reorganized Debtors shall file a consolidated report of their activities and financial affairs with the Bankruptcy Court on a quarterly basis, within 30 days after the conclusion of each such period, with the first such report being due 30 days after the conclusion of the first calendar quarter following the Effective Date. Any such reports shall be prepared substantially consistent with (both in terms of content and format) the applicable Court and U.S. Trustee guidelines for such matters.

54.          Notwithstanding anything to the contrary contained in this Order, the Plan or section 1141 of the Bankruptcy Code, (a) nothing contained herein shall derogate, supersede or modify, in any way, any provision of the Mexico Sale Order or the Mexico Sale Documents and (b) for the avoidance of doubt, the decision not to list an agreement on Exhibit G to the Plan shall not limit, modify or impair, in any respect, the assignments of certain agreements pursuant to Section 7.8 Instruments (as defined in the Purchase Agreement). Further, nothing in the Plan or in any order confirming the Plan shall or is intended to (a) affect, release, enjoin or impact in any way Lead Plaintiff's prosecution of the claims asserted, or its right to seek to assert other claims, against any non-debtor defendants in the Securities Litigation (In re NII Holdings, Inc. Securities Litigation, Case No. 14-cv-00227-LMB-JFA (E.D.Va.)); (b) preclude Lead Plaintiff and/or the Putative Class from seeking discovery from the Debtors, the Reorganized Debtors or such other transferee of the Debtors' assets subject to the terms of the Stipulation and Agreed

Order [Docket No. 329]; or (c) relieve any party from their obligations under the Stipulation and Agreed Order [Docket No. 329].

55.          Except as otherwise set forth in this paragraph, from and after the Effective Date, until a final order or settlement is entered in the Securities Litigation, the Debtors, the Reorganized Debtors and/or any transferee of the Debtors' books, records, documents, files, electronic data (in whatever format, including native format) or any tangible object (collectively, the "Books and Records") (i) shall preserve and maintain the Books and Records, and (ii) shall not destroy, abandon, transfer or otherwise render unavailable such Books and Records absent further order of this Court or any court of competent jurisdiction, upon reasonable notice to parties in interest, including Lead Plaintiffs, with an opportunity to be heard. The Lead Plaintiffs hereby acknowledge that the Debtors intend to undergo a review of the Books and Records and may seek to destroy certain documents or files that they contend in no way relate to the Securities Litigation (collectively, the "Designated Books and Records"). In the event that the Debtors decide to destroy any Designated Books and Records, the Debtors shall provide counsel to the Lead Plaintiffs with ten days’ notice (the "Notice Period") prior to such destruction together with a general description of the category of Designated Books and Records proposed to be destroyed. In the event that counsel for the Lead Plaintiffs disputes the destruction of the Designated Books and Records, it shall inform the Debtors of such dispute during the Notice Period. In the event that the Debtors and the Lead Plaintiffs are unable to reach a resolution with respect to the Debtors' continued preservation of such Designated Books and Records that the Debtors intend to destroy, the Bankruptcy Court shall retain jurisdiction to hear and resolve any disputes. The disputed Designated Books and Records shall be preserved pending further order of the Bankruptcy Court.

56.          Except as otherwise provided in the Plan and this Order, notice of all subsequent pleadings in the Chapter 11 Cases shall be limited to counsel to the Debtors or Reorganized Debtors, the U.S. Trustee, counsel to the Creditors' Committee (in accordance with paragraph 52 of this Order) and any party known to be directly affected by the relief sought.

57.          Failure specifically to include or reference particular sections or provisions of the Plan or any related agreement in this Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of the Bankruptcy Court that the Plan be confirmed and such related agreements be approved in their entirety.

58.          Any document related to the Plan that refers to a plan of reorganization of the Debtors other than the Plan confirmed by this Order shall be, and it hereby is, deemed to be modified such that the reference to a plan of reorganization of the Debtors in such document shall mean the Plan confirmed by this Order, as appropriate.

59.          Without intending to modify any prior Order of this Court (or any agreement, instrument or document addressed by any prior Order), in the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document). In the event of any inconsistency between the Plan or any agreement, instrument, or document intended to implement the Plan, on the one hand, and this Order, on the other, the provisions of this Order shall govern solely to the extent of the inconsistency.

60.          In accordance with the Plan Support Agreement and Section VII.D of the Plan, the Plan Proponents reserve the right to seek to vacate the Plan at any time prior to the Effective Date. If this Order is vacated pursuant to Section VII.D of the Plan: (a) the Plan shall be null and void in all respects, including with respect to (i) the discharge of Claims pursuant to section 1141 of the Bankruptcy Code, (ii) the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases, as applicable, and (iii) the releases described in Section IX.E of the Plan; and (b) nothing contained in the Plan shall (i) constitute a waiver or release of any claims by or against, or any Interest in, any Debtor or (ii) prejudice in any manner the rights of the Debtors or any other party in interest.

61.          The business and assets of the Debtors shall remain subject to the jurisdiction of this Court until the Effective Date. Notwithstanding the entry of this Order, from and after the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases as is legally permissible, including jurisdiction over those matters and issues described in Section X of the Plan.

X.           Substantial Consummation

62.          On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

Y.           Final Order

63.          This Order is a Final Order, and the period in which an appeal must be Filed shall commence immediately upon the entry hereof.

Z.           Order Effective Immediately

64.          Notwithstanding Bankruptcy Rules 3020(e) and 7062 or otherwise, the stay provided for under Bankruptcy Rule 3020(e) shall be waived and this Order shall be effective immediately and enforceable upon entry. The Debtors are authorized to consummate the Plan and the transactions contemplated thereby immediately after entry of this Order and upon, or concurrently with, the satisfaction or waiver of the conditions to the Effective Date set forth in the Plan.

AA.        Reversal

65.          If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors' receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Plan and all related documents or any amendments or modifications thereto.

BB.        Notice of Confirmation of the Plan

66.          Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Order and the establishment of bar dates for certain Claims hereunder, substantially in the form of Appendix III attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all parties that received the Confirmation Hearing Notice, no later than twenty (20) Business Days after the Confirmation Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record Holders of Claims or Interests as of the Confirmation Date. The Debtors are directed to publish the Confirmation Notice once in the global edition of The Wall Street Journal and the national edition of USA Today no later than twenty (20) Business Days after the Confirmation Date. As soon as practicable after the entry of this Order, the Debtors shall make copies of this Order and the Confirmation Notice available on Prime Clerk's website at https://cases.primeclerk.com/nii/.

Dated: New York, New York
June 19, 2015	/S/ Shelley C. Chapman
HONORABLE SHELLEY C. CHAPMAN
UNITED STATES BANKRUPTCY JUDGE

APPENDIX I

PLAN OF REORGANIZATION

[Filed as Exhibit 2.1]

APPENDIX II

BLACKLINE OF CHANGED PAGES ONLY

REFLECTING MODIFICATIONS TO PLAN

APPENDIX III

CONFIRMATION NOTICE

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

:
In re	:	Chapter 11
:
NII Holdings, Inc., et al.,[1]	:	Case No. 14-12611 (SCC)
:
Debtors.	:	(Jointly Administered)
:
x

NOTICE OF ENTRY OF ORDER [AND OCCURRENCE OF THE

EFFECTIVE DATE]2 CONFIRMING THE FIRST AMENDED JOINT PLAN

OF REORGANIZATION PROPOSED BY THE DEBTORS AND DEBTORS IN

POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1.            Confirmation of the Plan. On June [•], 2015, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the First Amended Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors, dated [April 20], 2015 (as it may have been amended, supplemented or modified, the "Plan"), in the chapter 11 cases of the above-captioned debtors and debtors in possession (collectively, the "Debtors"). Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and Confirmation Order.

2.            [Effective Date. The Effective Date of the Plan occurred on [•], 2015, and the Plan was substantially consummated.]

3.           Bar Dates.

a.           General Administrative Claim Bar Date Provisions. Except as otherwise provided in the Plan and in accordance with Section II.A.1.h of the Plan, requests for payment of Administrative Claims (other than DIP Claims, Fee Claims, Claims described in paragraph 47 of the Mexico Sale Order and Administrative Claims based on Liabilities incurred by any Debtor in the ordinary course of its business as described in Section II.A.1.c of the Plan)

[1]	The Debtors in the jointly administered bankruptcy cases are comprised of the following thirteen entities (the last four digits of their respective U.S. taxpayer identification numbers follow in parentheses): NII Holdings, Inc. (1412); Nextel International (Services), Ltd. (6566); NII Capital Corp. (6843); NII Aviation, Inc. (6551); NII Funding Corp. (6265); NII Global Holdings, Inc. (1283); NII International Telecom S.C.A. (7498); NII International Holdings S.à r.l. (N/A); NII International Services S.à r.l. (6081); Airfone Holdings, LLC (1746); McCaw International (Brazil), LLC (1850); NII Mercosur, LLC (4079); and NIU Holdings LLC (5902). The location of the Debtors' corporate headquarters and the Debtors' service address is: 1875 Explorer Street, Suite 800, Reston, VA 20190.

[2]	[The Debtors may choose to provide separate notice of the occurrence of the Effective Date.]

must be Filed and served on the Reorganized Debtors no later than 30 days after the entry of the Confirmation Order. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the Administrative Claims Bar Date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party no later than (a) 60 days after the Effective Date or (b) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Administrative Claims.

b.           Professional Compensation. Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Fee Order, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than sixty (60) days after the Effective Date; provided, however, that any party who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order).

c.           Bar Dates for Rejection Claims. Unless otherwise provided by order of the Bankruptcy Court, any Proofs of Claim asserting Claims arising from the rejection of the Debtors' Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise, including (a) secured claims, unsecured priority claims and unsecured nonpriority claims that arose or are deemed to have arisen prior to each Debtors' Petition Date and (b) administrative claims under section 503(b) of the Bankruptcy Code (collectively, "Rejection Damages Claims") must be Filed with the Notice and Claims Agent by thirty (30) days after the entry of the Confirmation Order (the "Rejection Bar Date").

d.           Any Proofs of Claim arising from the rejection of any of the Debtors' Executory Contracts and Unexpired Leases that are not timely filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Reorganized Debtor without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of any of the Debtors' Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims against the particular Debtors against which such Claim is Allowed (only if and to the extent Allowed) and shall be treated in accordance with Section II.C.8 of the Plan.

e.           The Plan Proponents' rights to object to, settle, compromise or otherwise resolve any Claim Filed on account of a rejected Executory Contract or Unexpired Lease are reserved. To facilitate settlement discussions, the deadline to File a Rejection Objection or a reply thereto may be extended by a written agreement of the contract counterparty and the Debtors or Reorganized Debtors.

4.          [Effective Date. A separate notice of the occurrence of the Effective Date shall be served on all known holders of Claims and Interests as soon as practicable after the occurrence thereof.]

5.          Copies of Plan and Confirmation Order. A copy of the Plan, the Confirmation Order or any other related documents may be obtained from the Court's website at http://ecf.nysb.uscourts.gov or, free of charge, at http://cases.primeclerk.com/nii/.

Dated: [•], 2015	Respectfully submitted,
New York, New York

/s/ [DRAFT]
Scott J. Greenberg
Michael J. Cohen
George R. Howard
JONES DAY
222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306

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David G. Heiman (admitted pro hac vice)
Carl E. Black (admitted pro hac vice)
Michael A. Platt (admitted pro hac vice)
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

Kenneth H. Eckstein
Adam C. Rogoff
Stephen D. Zide
KRAMER LEVIN NAFTALIS & FRANKEL LLP
1177 Avenue of the Americas
New York, New York, 10019
Telephone: (212) 715-9100
Facsimile: (212) 715-8100

ATTORNEYS FOR THE OFFICIAL
COMMITTEE OF UNSECURED CREDITORS

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